STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Hemp Technology Inc.**
Old Name: **Clean Power Concepts Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **January, 2019**

Edward A. Buchanan
Secretary of State

By: Rosalie Gonzales

Filed Date: 01/18/2019

RECEIPT

Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

WYOMING EZ CORP, INC.
1603 CAPITOL AVE
CHEYENNE, WY 82001

RECEIPT INFORMATION

Receipt #: **001561391**
Receipt Date: **01/18/2019**
Processed By: **Rosalie Gonzales**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change - Profit Corporation - Domestic	2019-002482735	1	$50.00	$50.00
	TOTAL CHARGES PAID			**$50.00**

Description of Payment	Reference	Amount
Payment-PAD Account	00661	$50.00
	TOTAL PAYMENT	**$50.00**

PAD Account: **00661 - WYOMING EZ CORP, INC.**

PAD Begin Balance: **$318.00**
PAD End Balance: **$268.00**

In Reference To:
Hemp Technology Inc. (2013-000647322); Amendment ID: 2019-002482735

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov